2700 Sanders Road
Prospect Heights, IL 60070

NEWS RELEASE

Household Reports Operating Net Income of $1.17 Per Share for
the Third Quarter

•Net Income of $221 Million and Earnings Per Share of $.45, including Settlement Charge and
  Related Expenses of $333 Million (after tax)
•Managed Receivables Up 12 Percent to $107.6 Billion

Prospect Heights, IL, October 16, 2002 -- Household International (NYSE: HI) today reported third quarter net income of $221 million, or $.45 per diluted share. These results reflect a settlement charge and related expenses of $333 million, after tax. Excluding this charge, operating net income was $554 million, or $1.17 per diluted share. The company reported net income of $486 million, or $1.03 per diluted share, in the third quarter of 2001.

“Household’s operating results this year have been strong, even as the economic environment remains challenging,” said William F. Aldinger, chairman and chief executive officer. “In the third quarter, receivable and revenue growth were solid, credit performance was within our expectations and we further strengthened our reserves in the face of the prolonged weakness in the U.S. economy.”

Receivable Growth
At September 30, 2002, the company’s managed basis portfolio, which includes loans that the company has securitized, totaled $107.6 billion, a 12 percent increase from the prior-year level. Growth was strongest in real estate secured receivables, coming from both the U. S. consumer lending branch and mortgage services businesses.

Compared to the second quarter, managed basis receivables grew 8 percent on an annualized basis. During the quarter, the company sold $1.6 billion of real estate loans. Excluding the loan sales, the portfolio grew an annualized 14 percent.

The company’s owned basis portfolio totaled $84.2 billion at September 30th, 11 percent higher than the level of a year ago due to growth in the real estate and personal non-credit card portfolios. The owned basis portfolio was 1 percent higher than at June 30th due to growth in MasterCard/Visa and personal non-credit card loans.

-more-

Revenues
Net revenues for the company’s owned basis portfolio grew $424 million, or 17 percent, from the year ago quarter.

Household’s owned basis net interest margin for the third quarter was $1.7 billion, an increase of $225 million, or 15 percent. The increase resulted from growth in the loan portfolio partially offset by a decline in the company’s owned basis net interest margin percent to 7.46 percent from 7.94 percent a year ago. This decline was due to the impact of the company’s liquidity-related investment portfolio, which was not a factor in last year’s third quarter.

Managed basis net revenues grew $678 million, or 25 percent, from a year ago due to increased fee income and higher receivable volume.

Compared to a year ago, Household’s managed basis net interest margin grew $379 million, or 19 percent, to $2.4 billion. The company’s managed basis net interest margin percentage equaled 8.35 percent, a decline from 8.51 percent in the year-ago quarter. Net interest margin on a managed basis is greater than on an owned basis because the managed basis portfolio includes relatively more unsecured loans, which have higher yields.

Fee income, on both an owned and managed basis, increased compared to the third quarter of 2001 due to higher levels of credit card fees from both card businesses.

Securitization revenue, on an owned basis, increased $105 million, or 23 percent, from the prior year. The company continued to actively access the asset backed securities market as part of its liquidity management plans to limit dependence on short-term unsecured debt in this time of volatile markets. Average receivables securitized were $22.6 billion during the quarter, compared to $19.6 billion in the year-ago quarter.

Other income, on both an owned and managed basis, increased $50 million from the prior-year quarter. Higher revenues from the company’s mortgage operations and higher servicing fees contributed to the increase.

Operating Expenses
For the third quarter, the company's operating expenses totaled $1.6 billion, including a $525 million charge reflecting the costs of a settlement agreement and related expenses. The company announced on October 11th a preliminary agreement with a multi-state group of state attorneys general and regulatory agencies. Operating expenses, excluding the settlement charge and related expenses, increased 8 percent from a year ago, due to higher marketing and personnel costs. Household’s managed basis efficiency ratio, excluding the settlement charge and related expenses, was 29.4 percent in the third quarter, compared to 34.6 percent a year ago.

-more-

Credit Quality and Loss Reserves
The company monitors credit quality trends on a managed basis because the loans that it securitizes are subjected to underwriting standards comparable to the owned basis portfolio, are serviced by operating personnel without regard to ownership and result in similar credit exposure for the company.

At September 30th, the managed basis delinquency ratio (60+days) was 4.82 percent, compared to 4.53 percent in the second quarter and 4.43 percent a year ago. Higher delinquency in the credit card and real estate secured portfolios drove the increase. The annualized managed basis net charge-off ratio for the third quarter was 4.39 percent, up from 4.26 percent for the second quarter and 3.74 percent for the year-ago quarter.

The owned basis delinquency ratio at September 30th was 5.01 percent, compared to 4.61 percent at June 30th and 4.58 percent a year ago. The annualized owned basis net charge-off ratio for the third quarter was 3.98 percent compared to 3.76 for the second quarter and 3.43 percent in the year-ago quarter.

Managed basis credit loss reserves totaled $4.7 billion at the end of the third quarter. At June 30th, managed basis credit loss reserves were $4.4 billion and totaled $3.6 billion at the end of the third quarter of 2001. The managed basis ratio of credit loss reserves to managed receivables equaled 4.36 percent at September 30th, compared to 4.14 percent at June 30th and 3.72 percent a year earlier. Managed basis reserves-to-non-performing loans were 113.1 percent at September 30th, compared to 112.4 percent at June 30th and 103.9 percent a year ago.

Owned basis credit loss reserves totaled $3.1 billion at September 30th, an increase of $144 million from June 30th and up from $2.5 billion a year earlier. The ratio of owned basis reserves-to-owned receivables totaled 3.72 percent, an increase from 3.59 percent at June 30th and 3.28 percent a year earlier. Owned basis reserve ratios are somewhat lower than comparable managed basis ratios because there is a greater mix of real estate secured loans, which have lower credit losses than unsecured products, in the owned portfolio.

Liquidity and Capital
During the quarter, Household issued $350 million in perpetual preferred stock and continued to access the debt capital markets to fund its operations. The company also actively accessed the asset backed securities market, completing $3.4 billion in real estate secured financings and securitizing $2.5 billion in other receivables.

The company's tangible equity to tangible managed assets ratio was 7.95 percent at September 30th. Excluding the settlement charge and related expenses, this ratio would have been 8.22 percent. A year ago, the company's tangible managed capital ratio was 7.52 percent.

-more-

Notice of Live Webcast
Household will broadcast its third quarter earnings teleconference call over the Internet on its website at www.household.com. The call will begin at 9:00 a.m. Central Daylight Time on October 16, 2002. A replay will also be available shortly after the end of the call.

About Household
Household’s businesses are leading providers of consumer loan, credit cards, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household’s largest business, founded in 1878, operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation’s largest issuers of private label and general purpose credit cards, including The GM Card® and the AFL-CIO’s Union Plus® card. For more information, visit the company’s web site at www.household.com.

This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International’s Annual Report on Form 10-K/A, as it may be amended or supplemented, filed with the SEC.

# # #

CONTACTS:
Craig A. Streem, Vice President - Corporate Relations and Communications: 847 564-6053, or
Celeste M. Murphy, Director - Investor Relations: 847 564-7568, both of Household International

Household International, Inc.

Quarterly Financial Supplement

September 30, 2002 - Quarterly Highlights

Summary Owned Income Statement

                                                             Three Months Ended     % Change from Prior
                                                      -------------------------------------------------
($ millions)                                          9/30/02   6/30/02    9/30/01       Qtr.    Year
-------------------------------------------------------------------------------------------------------
Owned-basis net interest margin and other revenues    $2,860.1  $2,659.5  $2,436.3      7.5%   17.4%
Owned-basis provision for credit losses                  973.0     850.9     722.9     14.3     34.6
Costs and expenses excluding settlement charge and
  related expenses                                     1,059.9   1,051.5     978.6      0.8      8.3
Settlement charge and related expenses (1)               525.0         -        -      100+     100+
-------------------------------------------------------------------------------------------------------
Income before income taxes                               302.2     757.1     734.8    (60.1)   (58.9)
Income taxes                                              81.0     249.7     249.2    (67.6)   (67.5)
-------------------------------------------------------------------------------------------------------
Net income                                            $  221.2   $ 507.4  $  485.6    (56.4)%  (54.4)%
-------------------------------------------------------------------------------------------------------
Operating net income, excluding settlement charge
  and related expenses                                $  554.4   $ 507.4  $  485.6      9.3%   14.2%
-------------------------------------------------------------------------------------------------------

Common Stock Data

-------------------------------------------------------------------------------------------------------
Basic earnings per common share                       $     .45   $  1.08 $   1.05    (58.3)% (57.1)%
Diluted earnings per common share                           .45      1.07     1.03    (57.9)  (56.3)
Diluted earnings per common share,
  excluding settlement charge and related expenses         1.17      1.07     1.03      9.3    13.6
Average common shares (millions)                          455.4     456.3    461.3     (0.2)   (1.3)
Average common and equivalent shares (millions)           459.6     461.2    467.7     (0.3)   (1.7)
-------------------------------------------------------------------------------------------------------
Common stock price:
  High                                                $   50.84   $ 63.25 $  69.49    (19.6)% (26.8)%
  Low                                                     26.10     47.06    48.00    (44.5)  (45.6)
  Period end                                              28.31     49.70    56.38    (43.0)  (49.8)
-------------------------------------------------------------------------------------------------------
Dividends declared per common share                   $     .25   $   .25 $    .22       - %   13.6%
Book value per common share                               18.55     18.97    16.52     (2.2)   12.3
-------------------------------------------------------------------------------------------------------
Selected Financial Ratios
Owned Basis
-----------------------------------------------------------------------------------------------------
Return on average common shareholders' equity              9.5%    22.9%    25.0%  (58.5)% (62.0)%
Return on average common shareholders' equity,
  excluding settlement charge and related expenses        24.7      22.9      25.0      7.9    (1.2)
Return on average owned assets                             .88      2.18      2.34    (59.6)  (62.4)
Return on average owned assets,
  excluding settlement charge and related expenses        2.22      2.18      2.34      1.8    (5.1)
Net interest margin                                       7.46      7.62      7.94     (2.1)   (6.0)
Common and preferred equity as a percentage of owned
  assets                                                  9.53      9.82      9.49     (3.0)    0.4
Common and preferred equity and trust preferred
  securities as a percentage of owned assets (2)         10.49     10.83     10.52     (3.1)   (0.3)
----------------------------------------------------------------------------------------------------
Managed Basis
----------------------------------------------------------------------------------------------------
Return on average managed assets                           .72%    1.78%    1.89%  (59.6)% (61.9)%
Return on average managed assets,
  excluding settlement charge and related expenses        1.81      1.78      1.89      1.7    (4.2)
Efficiency ratio                                          45.6      32.1      34.6     42.1    31.8
Efficiency ratio, excluding settlement
  charge and related expenses                             29.4      32.1      34.6     (8.4)  (15.0)
Net interest margin                                       8.35      8.55      8.51     (2.3)   (1.9)
Common and preferred equity as a percentage of managed
  assets                                                  7.74      7.98      7.67     (3.0)    0.9
Common and preferred equity, and trust preferred
  securities as a percentage of managed assets (2)        8.52      8.80      8.50     (3.2)    0.2
Tangible equity to tangible managed assets (2)            7.95      7.94      7.52      0.1     5.7
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(1) On October 11, 2002, Household reached a preliminary agreement with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of consumer protection, consumer lending and insurance laws and regulations in its retail branch consumer lending operations. Household recorded a charge of $525 million (pretax)
    reflecting the costs of this settlement agreement and related matters.

(2) Represents a non-GAAP measure which may differ from similarly named measures presented by other companies.
Year-to-Date Highlights

Summary Owned Income Statement
                                                       Nine Months Ended
                                                      -------------------
($ millions)                                           9/30/02    9/30/01   % Change
------------------------------------------------------------------------------------

Owned-basis net interest margin and other revenues   $ 8,255.6  $ 6,975.4    18.4%
Owned-basis provision for credit losses                2,746.9    2,083.6    31.8
Costs and expenses excluding settlement charge
  and related expenses                                 3,178.9    2,888.1    10.1
Settlement charge and related expenses (1)               525.0          -    100+
------------------------------------------------------------------------------------
Income before income taxes                             1,804.8    2,003.7    (9.9)
Income taxes                                             585.2      689.3   (15.1)
------------------------------------------------------------------------------------
Net income                                           $ 1,219.6  $ 1,314.4    (7.2) %
------------------------------------------------------------------------------------
Operating net income, excluding settlement charge
  and related expenses                               $ l,552.8  $ 1,314.4    18.1%
------------------------------------------------------------------------------------
Common Stock Data
------------------------------------------------------------------------------------
Basic earnings per common share                         $ 2.58  $    2.82    (8.5)%
Diluted earnings per common share                         2.56       2.78    (7.9)
Diluted earnings per common share,
  excluding settlement charge and related expenses        3.28       2.78    18.0
Average common shares (millions)                         456.2      463.5    (1.6)
Average common and equivalent shares (millions)          461.0      469.7    (1.9)
------------------------------------------------------------------------------------
Common stock price:
   High                                                $ 63.25  $   69.98    (9.6)%
   Low                                                   26.10      48.00   (45.6)
   Period end                                            28.31      56.38   (49.8)
------------------------------------------------------------------------------------
Dividends declared per common share                    $   .72  $     .63    14.3%
------------------------------------------------------------------------------------
Selected Financial Ratios
Owned Basis
Return on average common shareholders' equity             18.5%     23.2% (20.3) %
Return on average common shareholders' equity,
   excluding settlement charge and related expenses       23.7       23.2     2.2
Return on average owned assets                            1.72       2.19   (21.5)
Return on average owned assets,
   excluding settlement charge and related expenses       2.19       2.19       -
Net interest margin                                       7.62       7.74    (1.6)
------------------------------------------------------------------------------------
Managed Basis
Return on average managed assets                          1.40%     1.76% (20.5)%
Return on average managed assets,
   excluding settlement charge and related expenses       1.78       1.76     1.1
Efficiency ratio                                          36.7       35.5     3.4
Efficiency ratio, excluding settlement
   charge and related expenses                            31.1       35.5   (12.4)
Net interest margin                                       8.54       8.31     2.8
------------------------------------------------------------------------------------
Household International, Inc.

Consolidated Statements of Income - Owned Basis

Three Months
                                                            Three Months Ended    % Change from Prior
------------------------------------------------------------------------------------------------------
($ millions)                                       9/30/02     6/30/02    9/30/01    Qtr.      Year
------------------------------------------------------------------------------------------------------
Finance and other interest income                $ 2,710.9   $ 2,609.9  $ 2,521.7     3.9%    7.5%
Interest expense                                     999.0       980.9    1,035.2     1.8     (3.5)
------------------------------------------------------------------------------------------------------
Net interest margin                                1,711.9     1,629.0    1,486.5     5.1     15.2
Provision for credit losses on owned receivables     973.0       850.9      722.9    14.3     34.6
------------------------------------------------------------------------------------------------------
Net interest margin after provision for credit
  losses                                             738.9       778.1      763.6    (5.0)    (3.2)
------------------------------------------------------------------------------------------------------
Securitization revenue                               556.3       523.4      451.1     6.3     23.3
Insurance revenue                                    180.8       177.5      169.2     1.9      6.9
Investment income                                     47.6        44.0       42.3     8.2     12.5
Fee income                                           261.7       190.3      235.7    37.5     11.0
Other income                                         101.8        95.3       51.5     6.8     97.7
------------------------------------------------------------------------------------------------------
Total other revenues                               1,148.2     1,030.5      949.8    11.4     20.9
------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                         456.6       453.0      408.3     0.8     11.8
Sales incentives                                      60.6        67.6       74.1   (10.4)   (18.2)
Occupancy and equipment expense                       94.1        93.3       86.1     0.9      9.3
Other marketing expenses                             135.4       133.5      119.5     1.4     13.3
Other servicing and administrative expenses          199.3       204.1      174.1    (2.4)    14.5
Amortization of acquired intangibles and goodwill     12.7        12.6       39.0     0.8    (67.4)
Policyholders' benefits                              101.2        87.4       77.5    15.8     30.6
Settlement charge and related expenses               525.0           -          -     100+     100+
------------------------------------------------------------------------------------------------------
Total costs and expenses                           1,584.9     1,051.5      978.6    50.7     62.0
------------------------------------------------------------------------------------------------------
Income before income taxes                           302.2       757.1      734.8   (60.1)   (58.9)
Income taxes                                          81.0       249.7      249.2   (67.6)   (67.5)
------------------------------------------------------------------------------------------------------
Net income                                           221.2       507.4      485.6   (56.4)   (54.4)
Preferred dividends                                  (16.6)      (15.5)      (2.9)    7.1      100+
------------------------------------------------------------------------------------------------------
Earnings available to common shareholders          $ 204.6   $   491.9  $   482.7   (58.4)%  (57.6)%
------------------------------------------------------------------------------------------------------
Operating net income, excluding settlement
  charge and related expenses                      $ 554.4   $   507.4  $   485.6     9.3%   14.2%
------------------------------------------------------------------------------------------------------
Effective tax rate                                    26.8%      33.0%     33.9% (18.8)%  (20.9)%
------------------------------------------------------------------------------------------------------
Effective tax rate, excluding settlement charge
  and related expenses                                33.0%      33.0%     33.9%     -     (2.7)%
------------------------------------------------------------------------------------------------------
Securitization Revenue
------------------------------------------------------------------------------------------------------
                                                            Three Months Ended
------------------------------------------------------------------------------------------------------
($ millions)                                       9/30/02     6/30/02     9/30/01
------------------------------------------------------------------------------------------------------
Net initial gain                                  $   78.6   $    73.8   $    38.5
Net replenishment gains                              132.2       127.0       107.4
Servicing revenue and excess spread                  345.5       322.6       305.2
------------------------------------------------------------------------------------------------------
Tottal                                            $  556.3   $   523.4   $   451.1
------------------------------------------------------------------------------------------------------
Receivables Securitized:
  Auto finance                                    $   986.0  $    925.0  $   732.0
  MasterCard/Visa                                     160.0       613.4      109.9
  Private label                                       390.0          -           -
  Personal non-credit card                          1,000.0       450.0      350.0
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Total                                             $ 2,536.0   $ 1,988.4  $ 1,191.9
------------------------------------------------------------------------------------------------------
Nine Months
-----------------------------------------------------------------------------------------------------
                                                       Nine Months Ended
-----------------------------------------------------------------------------------------------------
($ millions)                                          9/30/02    9/30/01    % Change
-----------------------------------------------------------------------------------------------------
Finance and other interest income                   $ 7,856.5  $ 7,371.3       6.6%
Interest expense                                      2,918.7    3,190.4      (8.5)
-----------------------------------------------------------------------------------------------------
Net interest margin                                   4,937.8    4,180.9      18.1
Provision for credit losses on owned receivables      2,746.9    2,083.6      31.8
-----------------------------------------------------------------------------------------------------
Net interest margin after provision for credit
  losses                                               2,190.9    2,097.3       4.5
-----------------------------------------------------------------------------------------------------
Securitization revenue                                1,598.0    1,251.6      27.7
Insurance revenue                                       528.4      487.1       8.5
Investment income                                       137.8      121.9      13.0
Fee income                                              668.5      671.3      (0.4)
Other income                                            385.1      262.6      46.6
-----------------------------------------------------------------------------------------------------
Total other revenues                                  3,317.8    2,794.5      18.7
-----------------------------------------------------------------------------------------------------
Salaries and fringe benefits                          1,354.9    1,173.1      15.5
Sales incentives                                        182.3      202.2      (9.8)
Occupancy and equipment expense                         279.6      253.3      10.4
Other marketing expenses                                409.3      370.0      10.6
Other servicing and administrative expenses             635.1      542.8      17.0
Amortization of acquired intangibles and goodwill        45.1      118.6     (62.0)
Policyholders' benefits                                 272.6      228.1      19.5
Settlement charge and related expenses                  525.0          -       100+
-----------------------------------------------------------------------------------------------------
Total costs and expenses                              3,703.9    2,888.1      28.2
-----------------------------------------------------------------------------------------------------
Income before income taxes                            1,804.8    2,003.7      (9.9)
Income taxes                                            585.2      689.3     (15.1)
-----------------------------------------------------------------------------------------------------
Net income                                            1,219.6    1,314.4      (7.2)
Preferred dividends                                     (40.6)      (7.5)      100+
-----------------------------------------------------------------------------------------------------
Earnings available to common shareholders           $ 1,179.0  $ 1,306.9      (9.8)%
-----------------------------------------------------------------------------------------------------
Operating net income, excluding settlement charge
  and related expenses                              $ 1,552.8  $ 1,314.4      18.1%
-----------------------------------------------------------------------------------------------------
Effective tax rate                                       32.4%     34.4%    (5.8)%
-----------------------------------------------------------------------------------------------------
Effective tax rate, excluding settlement charge
  and related expenses                                   33.4%     34.4%     (2.9)%
-----------------------------------------------------------------------------------------------------
Securitization Revenue
-----------------------------------------------------------------------------------------------------
                                                       Nine Months Ended
-----------------------------------------------------------------------------------------------------
($ millions)                                          9/30/02     9/30/01
-----------------------------------------------------------------------------------------------------
Net initial gain                                    $   226.8  $   104.7
Net replenishment gains                                 383.4      305.0
Servicing revenue and excess spread                     987.8      841.9
-----------------------------------------------------------------------------------------------------
Total                                               $ 1,598.0  $ 1,251.6
-----------------------------------------------------------------------------------------------------
Receivables Securitized:
     Auto finance                                   $ 2,336.0  $ 1,705.8
     MasterCard/Visa                                  1,373.4      261.1
     Private label                                      890.0          -
     Personal non-credit card                         2,352.7    1,498.6
-----------------------------------------------------------------------------------------------------
     Total                                          $ 6,952.1  $ 3,465.5
-----------------------------------------------------------------------------------------------------
Household International, Inc.

Credit Quality/Credit Loss Reserves - Owned Basis

Two-Months-and-Over Contractual Delinquency
--------------------------------------------------------------------------------------------
As a percent of owned consumer receivables, excludes
  commercial.                                          9/30/02      6/30/02       9/30/01
--------------------------------------------------------------------------------------------
Real estate secured                                     3.22%       2.78%        2.71%
Auto finance                                            3.33         2.99          2.43
MasterCard/Visa (1)                                     6.36         6.13          5.22
Private label                                           6.84         6.19          6.57
Personal non-credit card                                9.18         9.12          8.75
--------------------------------------------------------------------------------------------
Total                                                   5.01%       4.61%        4.58%
--------------------------------------------------------------------------------------------
Quarter-to-Date Charge-offs, Net of Recoveries
-------------------------------------------------------------------------------------------
As a percent of average owned consumer receivables, annualized, excludes commercial.
-------------------------------------------------------------------------------------------
Real estate secured                                     1.03%        .85%         .51%
Auto finance                                            5.50         4.80          3.72
MasterCard/Visa                                         9.21         9.94          8.28
Private label                                           6.65         5.86          5.94
Personal non-credit card                                8.96         8.59          7.27
-------------------------------------------------------------------------------------------
Total                                                   3.98%       3.76%        3.43%
-------------------------------------------------------------------------------------------
Real estate charge-offs and REO expense as a percent
   of average owned real estate secured receivables     1.38%       1.23%         .85%
-------------------------------------------------------------------------------------------
Credit Loss Reserves
-------------------------------------------------------------------------------------------
($ millions)                                        9/30/02       6/30/02       9/30/01
-------------------------------------------------------------------------------------------
Reserves for owned receivables
   at beginning of quarter                        $ 2,983.3    $ 2,876.6     $ 2,376.5
Provision for credit losses                           973.0        850.9         722.9
Charge-offs, net of recoveries                       (836.3)      (765.6)       (630.2)
Other, net                                              7.3         21.4           7.4
-------------------------------------------------------------------------------------------
Reserves for owned receivables at end of
  quarter                                         $ 3,127.3    $ 2,983.3     $ 2,476.6
-------------------------------------------------------------------------------------------
Reserves as a percent of owned receivables              3.72%       3.59%        3.28%
-------------------------------------------------------------------------------------------
Nonperforming Assets
-------------------------------------------------------------------------------------------
($ millions)
-------------------------------------------------------------------------------------------
Nonaccrual owned receivables                      $ 2,569.5    $ 2,356.4     $ 2,009.6
Accruing owned receivables
    90 or more days delinquent                        825.5        752.0         806.6
-------------------------------------------------------------------------------------------
Total nonperforming owned receivables               3,395.0      3,108.4       2,816.2
Real estate owned                                     451.1        456.7         363.0
-------------------------------------------------------------------------------------------
 Total nonperforming assets                       $ 3,846.1    $ 3,565.1     $ 3,179.2
-------------------------------------------------------------------------------------------
Owned credit loss reserves as a percent
  of nonperforming owned receivables                   92.1%  $    96.0%        87.9%
-------------------------------------------------------------------------------------------
Balance Sheet Data
------------------------------------------------------------------------------------------
($ millions)                                        9/30/02      6/30/02       9/30/01
------------------------------------------------------------------------------------------
Owned assets                                     $101,078.3   $ 96,806.3    $ 84,689.7
Owned receivables                                  84,164.2     83,137.9      75,588.7
Investment securities                              10,263.2      8,229.7       3,700.0
Managed assets                                    124,485.7    119,129.0     104,756.1
Managed receivables                               107,571.6    105,460.6      95,655.1
Debt                                               85,445.6     82,479.9      71,676.5
Trust originated preferred securities                 975.0        975.0         875.0
Preferred stock                                     1,193.2        843.2         455.8
Common shareholders' equity                         8,437.5      8,661.2       7,578.6
-----------------------------------------------------------------------------------------

(1)  MasterCard and Visa are registered trademarks of MasterCard International,
     Incorporated and VISA USA Inc., respectively.
Household International, Inc.

Receivables Analysis

End-of-Period Receivables

                                                                                                                 % Change From Prior
------------------------------------------------------------------------------------------------------------------------------------
($ millions)                                               9/30/02                6/30/02           9/30/01        Qtr.       Year
------------------------------------------------------------------------------------------------------------------------------------
Owned receivables:
    Real estate secured                                 $ 48,535.4             $ 48,312.1        $ 40,822.3         0.5%     18.9%
    Auto finance                                           2,316.1                2,362.6           2,340.1        (2.0)      (1.0)
    MasterCard/Visa                                        7,642.7                6,880.7           8,066.9        11.1       (5.3)
    Private label                                         10,594.3               10,827.1          10,736.4        (2.2)      (1.3)
    Personal non-credit card                              14,602.1               14,272.6          13,089.6         2.3       11.6
   Commercial and other                                      473.6                  482.8             533.4        (1.9)     (11.2)
------------------------------------------------------------------------------------------------------------------------------------
Total owned receivables                                   84,164.2               83,137.9          75,588.7         1.2       11.3
------------------------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                    1,540.7                1,551.6           1,512.4        (0.7)       1.9
Credit loss reserve for owned receivables                 (3,127.3)              (2,983.3)         (2,476.6)        4.8       26.3
Unearned credit insurance premiums and claims reserves      (833.1)                (878.0)           (888.2)       (5.1)      (6.2)
Interest-only strip receivables (1)                        1,104.9                1,012.2             850.7         9.2       29.9
Amounts due and deferred from receivables sales              307.7                  292.6             501.3         5.2      (38.6)
------------------------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                              83,157.1               82,133.0          75,088.3         1.2       10.7
------------------------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
     Real estate secured                                     507.8                  575.4           1,108.6       (11.7)     (54.2)
     Auto finance                                          5,024.7                4,518.2           3,529.1        11.2       42.4
     MasterCard/Visa                                       9,873.5                9,905.8           9,236.8        (0.3)       6.9
     Private label                                         3,040.0                2,649.9           1,650.0        14.7       84.2
     Personal non-credit card                              4,961.4                4,673.4           4,541.9         6.2        9.2
------------------------------------------------------------------------------------------------------------------------------------
     Total receivables serviced with limited recourse     23,407.4               22,322.7          20,066.4         4.9       16.6
------------------------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                          $106,564.5             $104,455.7        $ 95,154.7         2.0%      12.0%
------------------------------------------------------------------------------------------------------------------------------------
End-of-Period Managed Receivables
                                                                                                                % Change from Prior
------------------------------------------------------------------------------------------------------------------------------------
($ millions)                                              9/30/02    (2)         6/30/02     (2)     9/30/01     (2)    Qtr.    Year
------------------------------------------------------------------------------------------------------------------------------------
Real estate secured                                    $  49,043.2  45.6%    $  48,887.5   46.4% $41,930.9   43.8%  0.3%  17.0%
Auto finance                                               7,340.8   6.8          6,880.8    6.5     5,869.2    6.1    6.7    25.1
MasterCard/Visa                                           17,516.2  16.3         16,786.5   15.9    17,303.7   18.1    4.3     1.2
Private label                                             13,634.3  12.7         13,477.0   12.8    12,386.4   13.0    1.2    10.1
Personal non-credit card (3)                              19,563.5  18.2         18,946.0   18.0    17,631.5   18.4    3.3    11.0
Commercial and other                                         473.6   0.4            482.8    0.4       533.4    0.6   (1.9)  (11.2)
------------------------------------------------------------------------------------------------------------------------------------
Managed portfolio                                      $ 107,571.6 100.0%    $ 105,460.6  100.0% $95,655.1  100.0%  2.0%  12.5%
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(1)  The change in our interest-only strip receivables, net of the related loss reserve and excluding the mark-to-market adjustment recorded in accumulated other comprehensive income was $51.2 million for the quarter ended 9/30/02, $29.8 million for the quarter ended 6/30/02, and $45.2 million for the quarter ended 9/30/01.  Our estimate of the recourse obligation totaled $1,561.5 million at
     9/30/02, $1,385.6 million at 6/30/02, and $1,078.4 million at 9/30/01.
(2)  % of managed portfolio
(3)  Personal non-credit card receivables are comprised of the following:

                                                           9/30/02                6/30/02            9/30/01
------------------------------------------------------------------------------------------------------------------------------------
      Domestic personal unsecured                      $  10,129.7           $    9,711.0         $  9,436.3
      Union Plus personal unsecured                        1,195.7                1,193.7              995.3
      Personal homeowner loans                             5,256.3                5,157.5            4,602.4
      Foreign unsecured                                    2,981.8                2,883.8            2,597.5
------------------------------------------------------------------------------------------------------------------------------------
      Total                                            $  19,563.5           $   18,946.0         $ 17,631.5
------------------------------------------------------------------------------------------------------------------------------------
Household International, Inc.

Supplemental Managed Basis Information

Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization revenue related to receivables sold are reclassified from securitization revenue into the appropriate caption.

Three Months
----------------------------------------------------------------------------------------------------------------
                                                Three Months Ended                          % Change from Prior
                                  ------------------------------------------------------------------------------
($ millions)                       9/30/02     (1)     6/30/02    (1)       9/30/01     (1)     Qtr.    Year
----------------------------------------------------------------------------------------------------------------
Finance and other interest
  income                        $  3,553.6  12.42% $   3,418.2  12.81% $  3,290.1   13.93%    4.0%    8.0%
Interest expense                   1,165.3   4.07       1,137.5   4.26      1,280.8    5.42     2.4     (9.0)
----------------------------------------------------------------------------------------------------------------
Net interest margin                2,388.3   8.35%     2,280.7   8.55%    2,009.3    8.51%   4.7     18.9
Provision for credit losses        1,471.3              1,278.4               966.8            15.1     52.2
----------------------------------------------------------------------------------------------------------------
Net interet margin after
  provision for credit losses   $    917.0          $   1,002.3          $  1,042.5            (8.5)%  (12.0)%
----------------------------------------------------------------------------------------------------------------
Insurance revenue               $    180.8          $     177.5          $    169.2             1.9%    6.9%
Investment income                     47.6                 44.0                42.3             8.2     12.5
Fee income                           426.7                355.3               389.8            20.1      9.5
Securitization revenue               213.3                134.2                18.2            58.9      100+
Other income                         101.8                 95.3                51.5             6.8     97.7
----------------------------------------------------------------------------------------------------------------
Total other revenues            $    970.2          $     806.3          $    671.0            20.3%   44.6%
----------------------------------------------------------------------------------------------------------------
Average managed receivables:
   Real estate secured          $ 49,286.4          $  47,562.1          $ 40,779.9             3.6%   20.9%
   Auto finance                    7,134.8              6,684.8             5,507.6             6.7     29.5
   MasterCard/Visa                17,282.4             16,730.6            17,361.4             3.3     (0.5)
   Private label                  13,517.2             13,385.5            12,178.2             1.0     11.0
   Personal non-credit card       19,357.7             18,393.1            17,261.5             5.2     12.1
   Commercial and other              476.4                491.5               545.4            (3.1)   (12.7)
----------------------------------------------------------------------------------------------------------------
Total                            107,054.9            103,247.6            93,634.0             3.7     14.3
Average noninsurance investments   6,828.6              2,950.4               395.1            100+      100+
Other interest-earning assets        565.3                558.3               460.7             1.3     22.7
----------------------------------------------------------------------------------------------------------------
Average managed interest-earning
    assets                      $114,448.8          $ 106,756.3          $ 94,489.8             7.2%   21.1%
----------------------------------------------------------------------------------------------------------------
Nine Months
----------------------------------------------------------------------------------------
                                         Nine Months Ended
                                  ------------------------------------------------------
($ millions)                       9/30/02    (1)       9/30/01    (1)     % Change
----------------------------------------------------------------------------------------
Finance and other interest
  income                        $ 10,349.0  12.77%  $   9,721.8  14.17%       6.5%
Interest expense                   3,426.8   4.23       4,020.2   5.86       (14.8)
----------------------------------------------------------------------------------------
Net interest margin                6,922.2   8.54%      5,701.6   8.31%      21.4
Provision for credit losses        4,112.0              2,834.4               45.1
----------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses   $  2,810.2          $   2,867.2               (2.0)%
----------------------------------------------------------------------------------------
Insurance revenue               $    528.4          $     487.1                8.5%
Investment income                    137.8                121.9               13.0
Fee income                         1,154.0              1,137.9                1.4
Securitization revenue               493.3                 15.3                100+
Other income                         385.1                262.6               46.6
----------------------------------------------------------------------------------------
Total other revenues            $  2,698.6          $   2,024.8               33.3%
----------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured        $ 47,549.7          $  38,966.0               22.0%
     Auto finance                  6,783.4              5,046.2               34.4
     MasterCard/Visa              16,967.9             17,150.4               (1.1)
     Private label                13,508.1             12,054.1               12.1
     Personal non-credit card     18,593.7             16,773.3               10.9
     Commercial and other            488.1                564.6              (13.5)
----------------------------------------------------------------------------------------
Total                            103,890.9             90,554.6               14.7
Average noninsurance investments   3,652.5                447.9                100+
Other interest-earning assets        554.0                454.6               21.9
----------------------------------------------------------------------------------------
Average managed interest-
  earning assets                $108,097.4           $ 91,457.1               18.2%
----------------------------------------------------------------------------------------
(1)  % Columns: comparison to average managed interest-earning assets, annualized.
Household International, Inc.

Credit Quality/Credit Loss Reserves Information - Managed Basis

Two-Months-and-Over Contractual Delinquency
-----------------------------------------------------------------------------------------
As a percent of managed consumer receivables,
  excludes commercial.                              9/30/02      6/30/02      9/30/01
------------------------------------------------------------------------------------------
Real estate secured                                  3.26%       2.82%       2.74%
Auto finance                                         3.18         3.19         2.54
MasterCard/Visa                                      4.14         3.90         3.91
Private label                                        6.31         5.85         5.88
Personal non-credit card                             8.89         9.06         8.51
------------------------------------------------------------------------------------------
Total                                                4.82%       4.53%       4.43%
------------------------------------------------------------------------------------------
Quarter-to-Date Charge-offs, Net of Recoveries
------------------------------------------------------------------------------------------
As a percent of average managed consumer receivables,
  annualized, excludes commercial.
------------------------------------------------------------------------------------------
Real estate secured                                  1.03%        .86%        .52%
Auto finance                                         5.97         6.17         4.84
MasterCard/Visa                                      6.81         7.54         6.75
Private label                                        6.12         5.38         5.13
Personal non-credit card                             8.99         8.56         7.00
------------------------------------------------------------------------------------------
Total                                                4.39%       4.26%       3.74%
------------------------------------------------------------------------------------------
Real estate charge-offs and REO expense as a
  percent of average managed real estate secured
  receivables                                        1.37%       1.23%        .85%
------------------------------------------------------------------------------------------
Credit Loss Reserves
----------------------------------------------------------------------------------------
($ millions)                                    9/30/02       6/30/02        9/30/01
----------------------------------------------------------------------------------------
Reserves for managed receivables
   at beginning of quarter                    $ 4,368.9     $ 4,146.5     $  3,456.5
Provision for credit losses                     1,471.3       1,278.4          966.8
Charge-offs, net of recoveries                 (1,170.9)     (1,092.7)        (870.6)
Other, net                                         19.5          36.7            2.3
----------------------------------------------------------------------------------------
Reserves for managed receivables at end of
  quarter                                     $ 4,688.8     $ 4,368.9     $  3,555.0
----------------------------------------------------------------------------------------
Reserves as a percent of managed receivables        4.36%        4.14%         3.72%
----------------------------------------------------------------------------------------
Nonperforming Assets
----------------------------------------------------------------------------------------
($ millions)
----------------------------------------------------------------------------------------
Nonaccrual managed receivables                $ 3,054.7     $ 2,877.6    $   2,429.4
Accruing managed receivables
  90 or more days delinquent                    1,092.8       1,008.8          993.6
----------------------------------------------------------------------------------------
Total nonperforming managed receivables         4,147.5       3,886.4        3,423.0
Real estate owned                                 451.1         456.7          363.1
----------------------------------------------------------------------------------------
Total nonperforming assets                     $4,598.6     $ 4,343.1     $  3,786.1
----------------------------------------------------------------------------------------
Managed credit loss reserves as a percent
   of nonperforming managed receivables           113.1%       112.4%        103.9%
----------------------------------------------------------------------------------------

Reage Statistics

Our credit policies for consumer loans permit the reset of the contractual delinquency status of an account to current, subject to certain limits, if a predetermined number of consecutive payments has been received and there is evidence that the reason for the delinquency has been cured. Such reaging policies vary by product and are designed to manage customer relationships and ensure maximum collections. The below table summarizes the percent of the domestic portfolio outstanding as of the dates indicated by time period the reage was given or by product.

Total Domestic Portfolio

---------------------------------------------------------------------------------------
                                                  9/30/02       6/30/02        12/31/01
---------------------------------------------------------------------------------------
Never reaged                                       83.9%        83.3%         83.1%
   Reaged in the last 6 months                      6.6           7.4            9.0
   Reaged in the last 7-12 months                   4.9           5.1            3.6
   Previously reaged                                4.6           4.2            4.3
---------------------------------------------------------------------------------------
Total ever reaged                                  16.1          16.7           16.9
---------------------------------------------------------------------------------------
Total                                             100.0%       100.0%        100.0%
---------------------------------------------------------------------------------------
Total Reaged by Product
---------------------------------------------------------------------------------------
                                                  9/30/02       6/30/02       12/31/01
---------------------------------------------------------------------------------------
Real estate secured                                18.5%        19.1%         20.0%
Auto finance                                       16.2          15.9           15.0
MasterCard/Visa                                     3.4           3.4            3.2
Private label                                      10.4          10.5           11.1
Personal non-credit card                           25.3          27.1           27.2
---------------------------------------------------------------------------------------

Total                                              16.1%       16.7%         16.9%
---------------------------------------------------------------------------------------